 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

___________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2018

___________________________________________

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

___________________________________________

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01 Entry into a Material Definitive Agreement.

Hotel Acquisition

On August 15, 2018 (the “Closing Date”), Procaccianti Hotel REIT, Inc. (the “Company”), through PHR TCI, LLC (the “Subsidiary”), a wholly-owned subsidiary of Procaccianti Hotel REIT, L.P., the Company’s operating partnership (the “Operating Partnership”), acquired the fee simple interest in a 107-room, approximately 36,411 square foot select-service hotel property located in Traverse City, Michigan (the “Property”). The Company and its subsidiaries took an assignment of The Procaccianti Group, LLC’s (the “Assignor”), an affiliate of Procaccianti Hotel Advisors, LLC (the “Advisor”), right, title and interest in the Purchase and Sale Agreement (the “Purchase and Sale Agreement”) by and between Grand Traverse Hotel Properties, LLC (the “Seller”) and the Assignor, dated March 8, 2018 (the “Assignment of Purchase and Sale Agreement”), for the purchase of the Property for a purchase price of $26,050,000, exclusive of closing costs and typical hotel closing date adjustments on the Closing Date. In connection with the acquisition, the hotel was leased to PHR TCI OPCO SUB, LLC, a single purpose entity 100% owned by PHR TRS II, LLC, a taxable REIT subsidiary of the Company.

The acquisition was funded with a combination of (1) an unsecured loan made to the Company on August 15, 2018, by Procaccianti Companies, Inc. in the principal amount of $6,600,000.00, evidenced by a promissory note (the “Promissory Note”), (2) net proceeds from the Company’s private offering that was conducted pursuant to Regulation D of the Securities Act of 1933, as amended, and (3) proceeds from a first mortgage loan on the Property from Citizens Bank, National Association in the principal amount of $17,836,000.00 (the “Citizens Loan”).

In connection with the acquisition, the Company incurred an acquisition fee payable to the Advisor of approximately $413,001, or 1.5% of the Gross Contract Purchase Price (as defined in the Company’s prospectus), which will be deferred until the occurrence of a liquidation event of the Company and is subordinate to certain stockholders’ returns.

Promissory Note

The Promissory Note is in the principal amount of $6,600,000, accrues interest at the rate of 4.75% per annum (based on the number of actual days elapsed and a 365 day year) and has a maturity date of August 16, 2019. The Promissory Note contains customary terms and conditions, including, without limitation, defaults for failure to pay and bankruptcy or insolvency proceedings. Upon the occurrence of a default, interest on the Promissory Note will accrue at an annual default interest rate equal to 2.0% above the stated interest rate. The Company anticipates using proceeds from its offering to prepay the Promissory Note. The Promissory Note was approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to the Company than a comparable loan between unaffiliated parties under the same circumstances.

The Citizens Loan

The Subsidiary is the borrower under the Citizens Loan. The Citizens Loan is collateralized by the Property and bears interest at a LIBOR plus 2.08%. On August 15, 2018, the Subsidiary entered into a swap derivative contract to fix the interest rate on all but $2,744,000.00 of the Citizens Loan (the “Paydown Amount”), which effectively resulted in fixed rate of 4.75% per annum on the remainder of the Citizens Loan. After repayment of the Promissory Note, the Company anticipates using proceeds from its offering to prepay the Paydown Amount. The Citizens Loan provides for interest only monthly payments until August 15, 2019; provided, however, the interest only period will be extended to maturity if the Paydown Amount is repaid to the Citizens Bank prior to August 15, 2019. The principal amount will be due on the maturity date, which is August 15, 2021; provided, however, the maturity date may be extended by up to three additional one-year periods, provided no default exists and with prior written notice of at least 45 days before scheduled maturity. With respect to first extension term, Borrower is required to achieve a DSCR of at least 1.45x and 1.50x for second and third extension terms. Any extensions require payment of extension fees to the Lender of 0.10% for the first extension and 0.20% for the second and third extensions.

Hotel Management Agreement

On August 15, 2018, the TRS Lessee entered into a hotel management agreement (the “Hotel Management Agreement”) with PHR Traverse City Hotel Manager, LLC (“PHR”), an affiliate of the Advisor, to manage the Property.

Under the Hotel Management Agreement, PHR operates and manages the Property. PHR will provide all property management, financial accounting, reporting, marketing, and other operational services for the Property, and employees for operating the hotel. PHR must generally maintain the Property in good operating condition. PHR must operate the Property in accordance with the national franchise agreement that covers the hotel, which includes using franchisor sales and reservation systems.

The Hotel Management Agreement generally requires the TRS Lessee to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotel. The TRS Lessee is responsible for obtaining and maintaining insurance policies with respect to the hotel, except for insurance relating to employment matters, which is provided by PHR.

PHR will receive a hotel management fee each fiscal year with respect to the Property equal to 3% of total operating revenues of the Property (which exclude the gross receipts of any licensees, lessees and concessionaires) paid on a monthly basis, in addition to certain expense and centralized services costs reimbursements. The Hotel Management Agreement has an initial term of 5 years, with four automatic one-year renewals, unless otherwise terminated in accordance with the Hotel Management Agreement.

The Hotel Management Agreement was approved by a majority of the Company’s board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to the Company than a comparable Hotel Management Agreement between unaffiliated parties under the same circumstances.

The material terms of the agreements described above are qualified in their entirety by the Purchase and Sale Agreement, the Promissory Note, the Assignment of Purchase and Sale Agreement, the Hotel Management Agreement and the Citizens Note attached as Exhibits 10.1 through 10.5, respectively, to this Current Report on Form 8-K (the “Report”), and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Report is incorporated herein by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 20, 2018, the Company’s board of directors authorized the payment of distributions, which were authorized to be made with funds generated by property operations, with respect to each share of Class K common stock (“K Share”) outstanding as of June 30, 2018, to the holders of record of K Shares as of the close of business on August 21, 2018. The Company’s board of directors determined that, with respect to the K Shares outstanding as of June 30, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since March 31, 2018, was $147,590.31, or $0.0016438356 per K Share per day. Such distributions will be payable in cash to stockholders on or around August 23, 2018.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements.

It is impracticable to provide the required financial statements at this time. The Company hereby confirms that such financial statements, to the extent required, will be filed as an amendment to this Report no later than 71 days after the deadline for filing this Report.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, by and between The Procaccianti Group, LLC and Grand Traverse Hotel Properties, LLC, dated March 8, 2018.

10.2	Promissory Note, dated August 15, 2018, made by Procaccianti Hotel REIT, Inc. in favor of Procaccianti Companies, Inc.

10.3	General Assignment of Purchase and Sale Contract, dated August 15, 2018, by and between The Procaccianti Group, LLC and Procaccianti Hotel REIT, Inc. and its (indirect) subsidiaries PHR TCI OPCO SUB, LLC and PHR TCI, LLC.

10.4	Hotel Management Agreement, dated August 15, 2018, by and between PHR TCI OPCO SUB, LLC, as Owner, and PHR Traverse City Hotel Manager, LLC, as Manager.

10.5	Loan Agreement by and among PHR TCI, LLC, as Borrower, Citizens Bank, National Association, as Lender, the other lenders now or hereafter parties hereto, and Citizens Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, dated as of August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: August 21, 2018	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer